EXHIBIT 99.1

LA JOLLA PHARMACEUTICAL PROVIDES UPDATE ON
PHASE 3 INTERNATIONAL RIQUENT® STUDY

SAN DIEGO, September 27, 2006 – La Jolla Pharmaceutical Company (Nasdaq: LJPC) announced today considerable progress on its Phase 3 trial of Riquent® (abetimus sodium) for the treatment of lupus renal disease. Since the August 9, 2006 announcement that the study had been reactivated, the Company has added another 27 clinical trial sites able to screen and enroll patients, for a total of 58 sites, 22 in the United States and 36 in Asia.

Ninety-nine patients are currently being screened for potential enrollment in the study. We estimate that 30% to 50% of the patients in screening should be eligible for study enrollment.

In addition to sites in Asia and the U.S., sites are being added in Europe, Mexico and possibly South America, to bring the total number of sites to approximately 100. These sites are targeted to enroll patients before the end of 2006.

“We are aggressively moving forward to open new sites and enroll patients, and I am pleased that in only six weeks, we already have 99 patients in screening,” said Deirdre Y. Gillespie, M.D., President and CEO of La Jolla Pharmaceutical Company. “We now plan to add at least 20 additional sites beyond the initial 100 to further accelerate and strengthen enrollment in the trial. We expect to begin activating these additional sites before the end of the year. Our target for completing patient recruitment is the second half of 2007.”

This Phase 3 study is planned to enroll approximately 600 patients, and most of these patients will be treated with higher doses than in previous studies. This trial will assess a 300 mg per week and a 900 mg per week dose, as well as the 100 mg per week dose used in the prior Phase 3 trial. Of the 600 patients, two-thirds will be treated with Riquent, and the majority of the Riquent-treated patients will receive one of the two higher doses.

About Riquent
Riquent is the first drug candidate specifically developed for the treatment of lupus renal disease, a leading cause of sickness and death in lupus patients. The drug candidate has already been evaluated in 13 clinical trials over a 10-year time span that evaluated more than 800 patients and subjects. Riquent has been well tolerated in all of these studies, with no serious side effects identified to date. Riquent’s only known biological activity is the reduction of antibodies to double-stranded DNA (dsDNA) that are associated with the progression of lupus renal disease and renal flares. In all clinical trials where antibodies to dsDNA were measured, Riquent treatment has significantly reduced these antibody levels. Data generated from the Company’s previous Phase 2/3 and Phase 3 trials indicated that patients with lower antibody levels experienced significantly fewer renal flares and improved health-related quality of life.

About Lupus
Lupus (systemic lupus erythematosus) is a chronic, potentially life-threatening autoimmune disease. About 90% of lupus patients are female, and many develop the disease during their childbearing years. Approximately 50% of lupus patients have renal disease, which can lead to irreversible renal damage, renal failure and the need for dialysis, and is a leading cause of death in lupus patients. Latinos, African Americans and Asians face an increased risk of serious renal disease associated with lupus. The current standard of care for lupus renal disease often involves treatment with high doses of corticosteroids and immunosuppressive drugs that can cause severe side effects including diabetes, hypertension and sterility, and may leave patients vulnerable to opportunistic infections. To date, no lupus specific drug has been approved in the U.S.

La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases and inflammation afflicting several million people around the world. The Company’s leading product in development is Riquent®, which is designed to treat lupus renal disease, a leading cause of sickness and death in patients with lupus. The Company is also developing small molecules to treat various other autoimmune and inflammatory conditions. The Company’s common stock is traded on The NASDAQ Global Market under the symbol LJPC. More information about the Company is available on its Web site: http://www.ljpc.com.

The forward-looking statements in this press release involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, that could cause actual results to differ materially from our current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. The analyses of clinical results of Riquent, previously known as LJP 394, our drug candidate for the treatment of systemic lupus erythematosus (“lupus”), and any other drug candidate that we may develop, including the results of any trials or models that are ongoing or that we may initiate in the future, could result in a finding that these drug candidates are not effective in large patient populations, do not provide a meaningful clinical benefit, or may reveal a potential safety issue requiring us to develop new candidates. The analysis of the data from our previous Phase 3 trial of Riquent showed that the trial did not reach statistical significance with respect to its primary endpoint, time to renal flare, or with respect to its secondary endpoint, time to treatment with high-dose corticosteroids or cyclophosphamide. The results from our clinical trials of Riquent, including the results of any trials that are ongoing or that we may initiate in the future, may not ultimately be sufficient to obtain regulatory clearance to market Riquent either in the United States or Europe, and we may be required to conduct additional clinical studies to demonstrate the safety and efficacy of Riquent in order to obtain marketing approval. There can be no assurance, however, that we will have the necessary resources to complete any current or future trials or that any such trials will sufficiently demonstrate the safety and efficacy of Riquent. Our blood test to measure the binding affinity for Riquent is experimental, has not been validated by independent laboratories and will likely be reviewed as part of the Riquent approval process. Our SSAO inhibitor program is at a very early stage of development and involves comparable risks. Analysis of our clinical trials could have negative or inconclusive results. Any positive results observed to date in our clinical trials or animal models may not be indicative of future results. In any event, regulatory authorities may require clinical trials in addition to our current clinical trial, or may not approve our drugs. Our ability to develop and sell our products in the future may be adversely affected by the intellectual property rights of third parties. Additional risk factors include the uncertainty and timing of: obtaining required regulatory approvals, including delays associated with any approvals that we may obtain; our ability to pass all necessary regulatory inspections; the availability of sufficient financial resources; the increase in capacity of our manufacturing capabilities for possible commercialization; successfully marketing and selling our products; our lack of manufacturing, marketing and sales experience; our ability to make use of the orphan drug designation for Riquent; generating future revenue from product sales or other sources such as collaborative relationships; future profitability; and our dependence on patents and other proprietary rights. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Annual Report on Form 10-K for the year ended December 31, 2005, and in other reports and registration statements that we file with the Securities and Exchange Commission from time to time.

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